UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2004

Summit Bank Corporation
(Exact name of registrant as specified in its charter)

Georgia	0-21267	58-1722476
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4360 Chamblee-Dunwoody Road, Atlanta, GA		30341
(Address of principal executive offices)		(Zip Code)

(770) 454-0400
(Registrant's telephone number, including area code)

__________________________________________________________________
(Former name or former address, if changed since last report)

Item 2.02 Results of Operations and Financial Condition.

On October 25, 2004, Summit Bank Corporation (the "Company") issued a press release regarding its financial results for the quarter ended September 30, 2004. The Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2004

SUMMIT BANK CORPORATION

By: /s/ Gary K. McClung
Gary K. McClung
Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1	Press Release dated October 25, 2004.

EXHIBIT 99.1

SUMMIT BANK CORPORATION (Nasdaq: SBGA) FOR IMMEDIATE RELEASE	Contact: Gary McClung gmcclung@summitbk.com
770-454-0400

SUMMIT BANK CORPORATION ANNOUNCES 9% INCREASE IN THIRD QUARTER EARNINGS

FOR IMMEDIATE RELEASE

October 25, 2004 - (Atlanta, GA) - Summit Bank Corporation announced a 9% increase in net earnings for the third quarter ended September 30, 2004, compared to the same period a year earlier. Net earnings for the current quarter grew to $1.33 million from $1.22 million for third quarter 2003. The improvement was attributed to growth in earning assets during the last twelve months and the recent increases in market interest rates. Net earnings per share were $.23 (diluted) for the current quarter compared to $.21 (diluted) for the same period last year. Prior period per share amounts were adjusted for a 3:2 stock split effective February 2004.

Total assets were $501 million at September 30, 2004, up 5% from $477 million at December 31, 2003. Net loans grew to $329 million at September 30, 2004 from $313 million at year-end 2003, also reflecting an increase of 5%. Deposit growth through third quarter 2004 was 7%, to $394 million at September 30, 2004 from $369 million at December 31, 2003.

For the nine-month period ended September 30, 2004, net earnings increased 14% to $3.95 million from $3.46 million for the same period in 2003. The increased earnings were attributed to a higher level of earning assets, both loans and securities, which resulted in a 15% increase in net interest income through the nine months ended September 30, 2004 over the prior comparable period. Net earnings per share were $.69 for the current nine-month period compared to $.61 for the same period last year.

Noninterest income was $965,000 during third quarter 2004, down slightly, from $1,036,000 in the same period last year. The decline was partly due to gains from securities sales in the prior period and lower service charge income during the current period. Offsetting these declines were fees from international banking services which increased to $348,000 in the current period from $316,000 last year, a result of a growing customer base. Noninterest income for the nine-month period of 2004 was up slightly to $2.93 million from $2.88 million last year.

Noninterest expenses increased to $3.3 million in the quarter ended September 30, 2004, from $3.1 million in the same period in 2003. The increase was attributed to increases in personnel costs resulting from staffing additions. For the current nine-month period, noninterest expenses rose to $9.8 million from $9.0 million a year earlier. This increase also was attributed to additional personnel and occupancy costs, a part of which resulted from additional branch offices added in the third quarters of 2003 and 2004.

During third quarter 2004 Summit announced the opening of a limited-service facility located near Hartsfield-Jackson International Airport. This office is a restricted-access deposit-processing center designed for the convenience of Summit's small business clients located in the Southern areas of metropolitan Atlanta.

Chief Executive Officer, Pin Pin Chau said, "We continue to see consistent improvement in our quarterly results. While our loan growth has slowed to a single-digit pace this year, new loan volume has continued at a brisk pace. At the same time we have seen an increase in loan payouts from business sales. We are continuing to grow our branch network with the latest addition to provide a convenient location for our lending customers to take advantage of our deposit services as well. Our return on average equity through the nine months ended September 30, 2004 has improved to 15.80% from 15.09% for the year ended December 31, 2003."

Summit Bank Corporation is the parent company of The Summit National Bank, a nationally chartered full-service community bank specializing in the small business and international trade finance markets. It currently operates five branches in the metropolitan Atlanta area and two in the South Bay area of San Francisco, California.

This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Summit's operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects," or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Summit's assumptions, but that are beyond Summit's control. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) not achieving expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Summit, (v) greater competitive pressures among financial institutions in Summit's markets and (vi) greater loan losses than historic levels. Additional information and other factors that could affect future financial results are included in Summit's filings with the Securities and Exchange Commission.

	Summit Bank Corporation (SBGA)
	Selected Financial Information
	September 30, 2004
(In thousands except per share data)
		September 30, 2004		December 31, 2003		Change

Total Assets		500,804		477,145		4.96%
Net Loans		328,960		313,025		5.09%
Investments		134,220		125,726		6.76%
Total Deposits		393,932		368,599		6.87%
Noninterest-Bearing		86,713		85,103		1.89%
Interest-Bearing		307,219		283,496		8.37%
Stockholders' Equity		34,575		32,736		5.62%

Allowance for Loan Losses		4,657		4,047		15.07%
Nonperforming Assets		2,873		392		632.91%
Common Shares Outstanding		5,690,104		5,652,604		0.66%

Loans as % Deposits		83.51%		84.92%
Allowance for Loan Losses as % Total Loans		1.40%		1.28%
Nonperforming Assets as % Total Loans and ORE		0.86%		0.12%

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2004	2003	Change	2004	2003	Change

Interest Income	6,665	5,967	11.70%	19,642	17,108	14.81%
Interest Expense	2,096	1,720	21.86%	6,039	5,260	14.81%
Net Interest Income	4,569	4,247	7.58%	13,603	11,848	14.81%
Provision for Loan Losses	250	477	-47.59%	915	799	14.52%
Noninterest Income	965	1,036	-6.85%	2,926	2,879	1.63%
Noninterest Expenses	3,338	3,095	7.85%	9,846	8,964	9.84%
Income Before Taxes	1,946	1,711	13.73%	5,768	4,964	16.20%
Tax Expense	609	484	25.83%	1,819	1,504	20.94%
Net Income	1,337	1,227	8.96%	3,949	3,460	14.13%

Basic Earnings Per Share	0.23	0.22	4.55%	0.69	0.61	13.11%
Diluted Earnings Per Share	0.02	0.21	-89.05%	0.69	0.61	13.11%
Dividend Per Share	0.10	0.087	15.34%	0.30	0.260	15.38%

Weighted-Average Shares Outstanding - Basic	5,689,876	5,652,644	0.66%	5,685,374	5,652,644	0.58%
Weighted-Average Shares Outstanding - Diluted	5,690,962	5,672,759	0.32%	5,685,926	5,671,589	0.25%

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2004	2003	Change	2004	2003	Change

Average Net Loans	326,727	290,463	12.48%	324,536	274,827	18.09%
Average Earning Assets	471,035	403,263	16.81%	463,964	389,378	19.16%
Average Deposits	404,806	357,237	13.32%	391,465	342,596	14.26%
Average Total Funds	457,943	400,396	14.37%	448,765	385,213	16.50%
Average Equity	33,123	32,391	2.26%	33,333	31,815	4.77%
Net Charge-offs (recoveries)	(32)	319	-110.03%	305	442	-31.00%

Return on Average Assets	1.06%	1.12%		1.08%	1.10%
Return on Average Equity	16.15%	15.15%		15.80%	14.50%
Net Interest Margin	3.88%	4.20%		3.91%	4.09%

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